Exhibit 99.1

Press Release 3-09

Goldrich Progressing Toward Gold Production at Chandalar, Alaska

Spokane, WA – August 4, 2009 - Goldrich Mining Company (GRMC) (the “Company”) reports  that an alluvial gold gravity recovery plant capable of processing up to 200 cubic yards per hour of gold-bearing gravels has been constructed and mobilized to its Chandalar property, located 200 miles north of Fairbanks, Alaska.  The plant, which is expected to be operational before August 10th, is scheduled to operate at about half capacity during its initial mechanical shakedown period and will process lower grade mineralized material that is readily accessible. Thereafter, focus will be on processing higher grade mineralized material from a mining test pit where overburden is currently being stripped.

Overburden stripping to access higher grade mineralized material is approximately 50% complete.  Sampling beneath the overburden has confirmed the presence of high grade mineralized material, as shown on the attached diagram.  A sample pit was excavated about 20 feet from the collar of a drill hole containing a 20-foot-thick intercept of gold-bearing gravel averaging 0.22 fine ounces of gold per cubic yard (oz/yd3).  It penetrated this mineralized zone, where a series of 2-foot-long vertical samples, each equivalent to one cubic foot of material, over 12 feet average 0.51 oz/yd3, including 6 feet reporting nearly an ounce per cubic yard.  At the same location, an excavator was used to also collect a one cubic yard sample from 5 vertical feet within the 12 foot zone.  A total of 0.86 fine ounces of gold was recovered from this one yard sample, indicating a grade of 0.86 oz/yd3.

The gold recovered from the one yard bulk sample is of high quality.  The gravity concentrate is clean and contains coarse easily recoverable gold with trivial associated flour gold.  Black sands of magnetite or other heavy minerals like garnets that could plug up the sluice boxes on the plant are also negligible.  Notably, no troublesome boulders were encountered in the material sampled. The Company uses a purity factor of 87% when converting raw troy ounces of gold to fine troy ounces of gold.  This standard is based on the average of 22 assays of raw gold extracted from a suite of drill hole samples along Little Squaw Creek.  Alaskan placer gold deposits typically show average grades on the order of 0.015 to 0.040 oz/yd3, and 0.025 oz/yd3 is typically considered to be an acceptable mining grade. The Company considers samples that run more than 0.10 oz/yd3 to be “high-grade”.  The Company has contracted Cathedral Rock Enterprises of Fairbanks, Alaska, to maintain grade and quality control.  A Denver Gold Saver was used in the recovery of gold from all the samples.

Mr. Walters, President of Goldrich Mining, said:  “We have confirmed without a doubt that we have discovered an extraordinarily rich and high quality alluvial gold deposit.  We should be able to get a good bite of it before the arctic sluicing season comes to an end in September, and start a cash flow going for the Company.  All of our technical information, involving some 117 drill holes, indicates we are on top of a substantial gold deposit showing exceptional quality and continuity.”

The Company is capitalizing this alluvial test mining operation through the forward sale of gold it expects to produce.  So far, the Company has secured a total of $835,000, of which $710,000 comes from the forward sale of 1,050 ounces of alluvial gold of the 1,500 ounces previously authorized by the Company’s Board of Directors.  The Company has received commitment for an additional $160,000 on gold forward sales.  The forward sales of gold are being made under an Alluvial Gold Forward Sales Contract and its associated Confirmation Letter with each purchaser of alluvial gold to be produced.  Sales are made at a uniform percentage to all purchasers of 73% of the closing price of gold as quoted on the Daily London Bullion Brokers Second Gold Second Fixing on the date the Confirmation Letter is signed by the purchaser.   The alluvial gold is to be delivered on or before November 1, 2010.  The purity of the alluvial gold is estimated to be 870 to 880 fine.  Additionally, the Company has received $125,000 through sales of 125,000 shares of convertible preferred shares and associated warrants.  These shares are described in detail in the Company’s previous filings with the SEC.  The Company believes that the total of $835,000 funds received combined with additional commitments of forward gold sales and the sale at market rates of gold produced during the mining season will fund the entire estimated cost of the current mining plan.

Richard R. Walters, President, wrote this news release; the Company is responsible for its contents.  For additional information regarding Goldrich or this news release, contact Mr. Walters: telephone (509) 624-5831; e-mail ir@goldrichmining.com. Goldrich Mining Company maintains a comprehensive Web site at www.goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the execution of the Company’s test production program at its Chandalar property; the existence and extent of gold deposits at the Chandalar property; and risks inherent in the Company’s operations.  Often, but not always, forward-looking statements (1) can be identified by the use of words such as “continue”, ‘‘efforts’’,  “point up”, ‘‘potential’’, ‘‘thought’’, and ‘‘look forward’’, or variations (including negative variations of such words and phrases); or (2) state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.   The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.

VIEW LOOKING NORTH
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RC hole
H-2
GOLDRICH MINING COMPANY
LITTLE SQUAW CREEK
ORIGINAL
SURFACE
GROUND REMOVED
(as of 7-25-09)
trc oz/yd3
0.10
0.34
0.33
0.12
0.01
0.02
AVERAGE
GRADE
20 ft
0.22 oz/yd3
AVERAGE
GRADE
12 ft
0.51 oz/yd3
6 ft
0.98
oz/yd3
0.01 oz/yd3
0.03
0.96
1.36
0.62
0.03
0.03
0.86
oz/yd3
1 YD3
BULK
SAMPLE
NOTE: ALL ASSAYS
REPORTED AS FINE
GOLD
PIT DESIGN
LIMITS
Revision August 2, 2009
Cathedral Rock Enterprises, LLC

LINE 11, LITTLE SQUAW CREEK GOLD PLACER